Exhibit 99.1

Profire Energy Reports Financial Results for First Fiscal Quarter Fiscal 2017
In the First Fiscal Quarter of 2017 Profire Achieved Revenue Growth of 72% Over the Same Quarter of 2016

LINDON, Utah May 10, 2017 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for fiscal quarter March 31, 2017. A conference call will be held on Friday, May 11, 2017 at 1:00 p.m. EDT to discuss the results.

Fiscal Q1 2017 Highlights

•	Revenues Increased 11% Quarter-Over-Quarter
•	Three Consecutive Quarters of Double-Digit Revenue Growth
•	Net Income of $600,000 or $.01 per diluted share
•	Gross Profit Increased to $4.4 Million or 56% of total revenues
•	Cash at Period End $21.7 million compared to $20 million at the end of the previous quarter
•	Remained debt-free

Transition Period Financial Results

Total revenues increased to $7.8 million in the quarter which is a 72% increase from the same quarter a year ago and an 11% increase from the previous quarter.

Even with the significant increase in revenues, total operating expenses only increased slightly to $3.3 from $3.0 million in the same quarter last year. This increase in operating expenses is primarily due to a onetime expense in connection with the retirement of the Company's former CTO.

Gross profit increased to $4.4 million or 56% of total revenues, as compared to $2.3 million or 51% of total revenues in the year-ago quarter.

Compared with the same year ago quarter, operating expenses for general and administrative increased 10%, R&D increased 29%, and depreciation increased 5%.

Net income was $600,071 or a gain of $0.01 per diluted share, compared to a net loss of $764,617 or a loss of $0.01 per diluted share in the same year-ago quarter.

Cash and cash equivalents totaled $21.7 million, as compared to $20 million at end of the previous quarter. The Company generated approximately $2 million in net cash provided from operating activities and continues to operate debt-free.

Management Commentary
"The cost- and Company-structures we now have, are fairly scalable. With the substantial increase in revenues of 72% over the same quarter a year ago, and 11% over the prior quarter, our operating cost structure has remained relatively flat when you exclude one-time items," stated Ryan Oviatt, CFO of Profire. "Overall, we believe industry trends will have a positive impact for Profire and our customers in the coming quarters. Through strategic planning we expect to continue to respond in a timely way to increased sales as the industry recovery strengthens."

"We remain a market leader in the burner management industry and are positioning ourselves for continued growth. Our cash position allows us to remain flexible and make strategic investments both internally and externally," said Brenton Hatch, President and CEO of Profire Energy. "In an effort to continue to deliver reliable and innovative products to our customers, our R&D team is developing products that we believe will add significant future value to Profire. Our first quarter exceeded our expectations as we were able to see an increase in revenue and maintain our cost structure.  The strength of our balance sheet has been a key enabler of the strategic accomplishments of Profire and we believe we are well positioned for future growth."

Conference Call

Profire Energy President and CEO Brenton Hatch and CFO Ryan Oviatt will host the presentation, followed by a question and answer period. Date: Thursday, May 11, 2017
Time: 1:00 p.m. EDT (11:00 a.m. MDT)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725

The conference call will be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=124318. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting to the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available after 5:00 p.m. EDT on the same day through May 18, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay ID: 136661674

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Shelocta, Pennsylvania; Greeley, Colorado; and Edmonton, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company holding a conference call on May 11, 2017, regarding the financial quarter results; the ability of the Company's future products to add significant value; the effect the company's cash position will have on the Company's ability to maintain future growth; or, the Company's ability to respond timely to increased customer demand. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	As of
ASSETS	March 31, 2017	December 31, 2016
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$10,459,559	$9,316,036
Accounts receivable, net	5,365,159	5,633,802
Inventories, net	8,024,561	7,839,503
Income tax receivable	320,717	180,981
Short term investments	2,221,937	2,965,536
Investments - other	3,000,000	2,250,000
Prepaid expenses & other current assets	376,897	410,558
Total Current Assets	29,768,830	28,596,416

LONG-TERM ASSETS
Deferred tax asset	110,461	60,940
Long-term investments	6,035,291	5,504,997
Property and equipment, net	7,259,078	7,458,723
Goodwill	997,701	997,701
Intangible assets, net	486,190	490,082
Total Long-Term Assets	14,888,721	14,512,443

TOTAL ASSETS	$44,657,551	$43,108,859

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,453,726	$1,220,478
Accrued vacation	177,321	154,307
Accrued liabilities	293,772	284,214
Income taxes payable	770,529	61,543
Total Current Liabilities	2,695,348	1,720,542

TOTAL LIABILITIES	2,695,348	1,720,542

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding	-	-
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,656,961 issued and 50,539,709 outstanding at March 31, 2017 and 53,582,250 issued and 50,705,933 outstanding at December 31, 2016	53,656	53,582
Treasury stock, at cost	(3,901,709)	(3,582,805)
Additional paid-in capital	26,810,227	26,800,298
Accumulated other comprehensive loss	(2,699,342)	(2,810,743)
Retained earnings	21,699,371	20,927,985
Total Stockholders' Equity	41,962,203	41,388,317

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,657,551	$43,108,859

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended March 31,
	2017	2016
REVENUES
Sales of goods, net	$7,292,228	$3,972,924
Sales of services, net	532,267	570,730
Total Revenues	7,824,495	4,543,654

COST OF SALES
Cost of goods sold-product	3,055,300	1,780,566
Cost of goods sold-services	402,022	463,193
Total Cost of Goods Sold	3,457,322	2,243,759

GROSS PROFIT	4,367,173	2,299,895

OPERATING EXPENSES
General and administrative expenses	2,948,089	2,670,101
Research and development	198,966	153,522
Depreciation and amortization expense	149,076	142,538
Total Operating Expenses	3,296,131	2,966,161

INCOME (LOSS) FROM OPERATIONS	1,071,042	(666,265)

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	2,101	887
Other expense	(5,414)	(276,313)
Interest income	31,278	5,421
Total Other Income (Expense)	27,965	(270,005)

NET INCOME (LOSS) BEFORE INCOME TAXES	1,099,007	(936,270)

Income tax expense (benefit)	498,936	(171,654)

NET INCOME (LOSS)	$600,071	$(764,617)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$75,113	$(840,190)
Unrealized gains on investments	36,288	-
Total Other Comprehensive Income (Loss)	111,401	(840,190)

TOTAL COMPREHENSIVE INCOME (LOSS)	$711,472	$(1,604,806)

BASIC EARNINGS (LOSS) PER SHARE	$0.01	$(0.01)

FULLY DILUTED EARNINGS (LOSS) PER SHARE	$0.01	$(0.01)

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	50,632,275.00	53,243,151.00

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	51,287,405.00	53,243,151.00

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Month Period Ended,
	March 31, 2017		March 31, 2016
OPERATING ACTIVITIES
Net Income (Loss)		$600,071	$(764,617)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense		237,116	259,789
Gain on sale of fixed assets		(2,101)	(887)
Bad debt expense		45,313	38,940
Stock options issued for services		181,318	12,521
Changes in operating assets and liabilities:
Changes in accounts receivable		249,844	2,431,450
Changes in income taxes receivable/payable		568,065	(207,514)
Changes in inventories		(399,410)	16,042
Changes in prepaid expenses		33,698	28,512
Changes in deferred tax asset/liability		(49,520)	217,464
Changes in accounts payable and accrued liabilities		500,552	(478,844)

Net Cash Provided by Operating Activities		1,964,946	1,552,856

INVESTING ACTIVITIES
Proceeds from sale of equipment		30,451	42,117
Purchase of investments		(500,408)	-
Purchase of fixed assets		(52,720)	-

Net Cash Provided by (Used in) Investing Activities		(522,677)	42,117

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability		-	(99)
Purchase of Treasury stock		(318,904)	-

Net Cash Used in Financing Activities		(318,904)	(99)

Effect of exchange rate changes on cash		20,158	416,220

NET INCREASE IN CASH		1,143,523	2,011,094
CASH AT BEGINNING OF PERIOD		9,316,036	19,281,501

CASH AT END OF PERIOD		$10,459,559	$21,292,595

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$		$-
Income taxes		$78	$-

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.